NUTEX HEALTH REPORTS RESTATED 2024 FINANCIAL RESULTS
FULL YEAR 2024 HIGHLIGHTS:
•Total revenue of $479.9 million for the year 2024 versus $247.6 million for the year 2023, an increase of 93.8%
•Net income attributable to Nutex Health Inc. of $52.1 million for 2024 versus net loss of $45.8 million for 2023
•Diluted income per share of $9.69 for 2024 versus a loss per share of $10.39 for 2023
•EBITDA of $98.8 million for 2024 versus $(22.5) million for 2023
•Adjusted EBITDA of $124.1 million for 2024 versus $10.8 million for 2023, an increase of 1046.1%
•Net cash from operating activities of $23.2 million for the year 2024
HOUSTON, TX − (PRNewswire) – NOVEMBER 18, 2025 – Nutex Health Inc. (“Nutex Health” or the “Company”) (NASDAQ: NUTX), today announced restated fourth quarter 2024 and fiscal year 2024 financial results for the twelve months ended December 31, 2024. Nutex Health is a physician-led, integrated healthcare delivery system comprised of 24 state-of-the-art micro hospitals and hospital outpatient departments (HOPDs) in 11 states and primary care-centric, risk-bearing physician networks.
Year 2024 Restatement Background
As previously disclosed in Form 8-K filed on August 21, 2025, the Audit Committee of the Board of Directors of Nutex Health, after consultation with the Chief Financial Officer, concluded that the Company's previously issued consolidated financial statements as of and for the year ended December 31, 2024 contained in the originally filed Form 10-K should be restated for the items described below. The major balance sheet accounts affected by these non-cash adjustments are as follows:
•Corrected the classification of non-cash, stock-based compensation obligations totaling $16.4 million related to under construction and ramping hospitals from equity to liabilities.
•Reclassified related-party accounts payable balances of $3.5 million from liabilities to equity.
•Reclassified $2.9 million of restricted balances out of cash and cash equivalents and into short-term investments.
•Increased accrued income tax expense by $0.5 million.
These adjustments as of December 31, 2024, when compared to the previously issued financial statements, result in an overall net increase to liabilities, a similar decrease to equity, and a nominal decrease in net income. Total liabilities as of December 31, 2024 increased by $13.4 million (2.9%), while total equity correspondingly decreased by $13.4 million (6.6%). Net income for the year decreased by approximately $0.5 million (0.5%). As restated, earnings per share, diluted by unvested restricted stock and contingent issuable stock compensation decreased by $0.02 to $9.69 from $9.71, while earnings per share, basic decreased by $0.02 to $10.23 from $10.25 for the year ended December 31, 2024. These adjustments are non-cash in nature, had no material effect on key metrics including revenue, liquidity, short-term and long-term debt, operating cash flow, adjusted EBITDA or number of patient visits as of and for the periods presented therein, and had an immaterial impact on net income.
Financial highlights for the three months ended December 31, 2024 (as restated):
•Total revenue increased $187.9 million to $257.6 million for the three months ended December 31, 2024 as compared to total revenue of $69.7 million for the same period in 2023, an increase of 269.8%. Revenue from mature hospitals, which are hospitals opened prior to December 31, 2021, increased by 175.6% in 2024 compared to 2023.
•Total stock-based compensation expense for the three months ended December 31, 2024 was $14.6 million, compared to less than $0.6 million for the same period in 2023. Approximately 99% of total stock-based compensation expense of $14.6 million was due to one-time obligations for under-construction and ramping hospitals.
•Operating income (including the negative impact of $14.6 million in non-cash stock-based compensation expense) for the three months ended December 31, 2024 was $114.3 million, compared to an operating loss of $26.1 million for the same period in 2023, representing a $140.4 million improvement year over year.
•Net income attributable to Nutex Health for the three months ended December 31, 2024 was $61.6 million as compared to net loss attributable to Nutex Health of $31.6 million for the same period in 2023. The $61.6 million in net income included non-cash stock-based compensation expense of $14.6 million, while the $31.6 million net loss included no non-cash stock-based compensation expense.
•EBITDA attributable to Nutex Health was $78.9 million, as compared to EBITDA attributable to Nutex Health of $(27.7) million for the three months ended December 31, 2023, an increase of $106.6 million.

•Adjusted EBITDA attributable to Nutex Health was $94.0 million, as compared to Adjusted EBITDA attributable to Nutex Health of $3.1 million for the three months ended December 31, 2023.
•Total visits at the Hospital Division were 45,444 for the three months ended December 31, 2024, as compared to 41,381 for the same period in 2023, an increase of 4,063 or 9.8%. Visits at mature hospitals increased by 3.1% in the three months ended December 31, 2024 as compared to the same period in 2023.
•Net cash from operating activities was $0.1 million for the three months ended December 31, 2024.
•As of December 31, 2024, the Company had total assets of $655.3 million, including cash and cash equivalents of $40.6 million, and long-term debt, net of $22.5 million.
Financial highlights for the year ended December 31, 2024 (as restated):
•Total revenue increased $232.3 million to $479.9 million for the year ended December 31, 2024, as compared to total revenue of $247.6 million for the same period in 2023, an increase of 93.8%. Revenue from mature hospitals, which are hospitals opened prior to December 31, 2021, increased by 56.6% in 2024 compared to 2023.
•Total stock-based compensation expense for the year ended December 31, 2024 was $16.6 million, compared to $2.8 million for the same period in 2023. Approximately 99% of total stock-based compensation expense of $16.6 million was due to one-time obligations for under-construction and ramping hospitals.
•Operating income for the year ended December 31, 2024 was $130.7 million, compared to an operating loss of $31.8 million for the same period in 2023, representing a $162.5 million improvement year over year.
•Net income attributable to Nutex Health for the year ended December 31, 2024 was $52.1 million, as compared to net loss attributable to Nutex Health of $45.8 million for the same period in 2023. The $52.1 million in net income included non-cash stock-based compensation expense of $16.6 million, while the $45.8 million net loss included no non-cash stock-based compensation expense.
•EBITDA attributable to Nutex Health was $98.8 million, as compared to EBITDA attributable to Nutex Health of $22.5 million for the year ended December 31, 2023, an increase of $121.3 million.
•Adjusted EBITDA attributable to Nutex Health was $124.1 million, as compared to Adjusted EBITDA attributable to Nutex Health of $10.8 million for the year ended December 31, 2023.
•Total visits at the Hospital Division were 168,388 for the year ended December 31, 2024, as compared to 144,058 for the same period in 2023, an increase of 24,330 or 16.9%. Visits at mature hospitals increased by 6.5% in the year ended December 31, 2024 as compared to the same period in 2023.
•Net cash from operating activities was $23.2 million for the year ended December 31, 2024.
Note: EBITDA and Adjusted EBITDA are non-GAAP financial metrics. A reconciliation of non-GAAP to GAAP measures is included below in this earnings release.
“We are pleased to report 93.8% revenue growth, Adjusted EBITDA attributable to Nutex Health of $124.1 million, a 464.4% increase in gross profit and a record high cash balance of $40.6 million, all on a restated basis and materially the same as originally reported, highlighting the Company's continued financial strength and solid fundamentals as we execute on our growth plan for 2025,” stated Jon Bates, Chief Financial Officer of Nutex Health.
“The arbitration process that we started in 2024 is now an ongoing part of our revenue cycle management process. In addition, the Company believes its shares are currently undervalued, and our previously announced stock repurchase program underscores our confidence in the long-term prospects of Nutex Health. We anticipate executing this program opportunistically with the goal of driving increased earnings per share and total shareholder return,” stated Tom Vo, M.D., MBA, Chairman and Chief Executive Officer of Nutex Health.
For more details on the Company’s restated financial results for the twelve months ended December 31, 2024, please refer to our Amended Annual Report on Form 10-K/A filed with the U.S. Securities & Exchange Commission and accessible at www.sec.gov.

NUTEX HEALTH INC.
CONSOLIDATED BALANCE SHEET

	December 31,
	2024	2023
Assets	(As restated)
Current assets:
Cash and cash equivalents	$40,640,616	$22,002,056
Restricted short-term investment	2,940,796	—
Accounts receivable	232,449,226	58,624,301
Accounts receivable - related parties	3,602,189	4,152,068
Inventories	2,849,814	3,390,584
Prepaid expenses and other current assets	9,996,244	2,679,394
Total current assets	292,478,885	90,848,403
Property and equipment, net	77,932,744	81,387,649
Operating right-of-use assets	27,871,830	11,853,082
Financing right-of-use assets	218,889,351	176,146,329
Intangible assets, net	15,530,281	20,512,636
Goodwill, net	13,918,719	17,066,263
Deferred tax assets	7,987,236	—
Other assets	711,347	431,135

Total assets	$655,320,393	$398,245,497

Liabilities and Equity
Current liabilities:
Accounts payable	$9,613,821	$18,899,196
Accounts payable - related parties	805,766	6,382,197
Lines of credit	3,554,029	3,371,676
Current portion of long-term debt	14,395,457	10,808,721
Operating lease liabilities, current portion	2,079,940	1,579,987
Financing lease liabilities, current portion	7,704,873	4,315,979
Accrued arbitration expenses	47,741,815	—
Accrued income tax expense	26,532,699	—
Accrued stock based compensation	16,356,000	—
Accrued expenses and other current liabilities	25,441,790	12,955,296
Total current liabilities	154,226,190	58,313,052
Long-term debt, net	22,465,896	26,314,733
Operating lease liabilities, net	30,617,399	15,479,639
Financing lease liabilities, net	259,479,096	213,886,213
Deferred tax liabilities	—	5,145,754
Total liabilities	466,788,581	319,139,391

Commitments and contingencies (Note 10)

Equity:
Common stock, $0.001 par value; 950,000,000 shares authorized; 5,511,452 and 4,511,199 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	5,511	4,511
Additional paid-in capital	489,408,981	470,521,218
Accumulated deficit	(356,976,499)	(409,072,539)
Nutex Health Inc. equity	132,437,993	61,453,190
Noncontrolling interests	56,093,819	17,652,916
Total equity	188,531,812	79,106,106

Total liabilities and equity	$655,320,393	$398,245,497

NUTEX HEALTH INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2024	2023	2022
	(As restated)
Revenue:
Hospital division	$449,063,683	$218,070,397	$198,508,245
Population health management division	30,884,950	29,575,919	20,786,061
Total revenue	479,948,633	247,646,316	219,294,306

Operating costs and expenses:
Payroll	117,527,022	108,377,938	111,785,110
Contract services	100,757,191	42,349,982	35,913,441
Medical supplies	15,285,481	14,151,140	12,118,893
Depreciation and amortization	18,971,972	17,591,572	13,131,374
Other	31,145,690	30,401,513	30,923,750
Total operating costs and expenses	283,687,356	212,872,145	203,872,568

Gross profit	196,261,277	34,774,171	15,421,738

Corporate and other costs:
Facilities closing costs	—	217,266	—
Acquisition costs	—	43,464	3,885,666
Stock-based compensation	16,554,898	2,835,971	189,581
Impairment of assets	3,887,216	29,082,203	—
Impairment of goodwill	3,197,391	1,139,297	398,135,038
General and administrative expenses	41,923,972	33,229,718	19,810,607
Total corporate and other costs	65,563,477	66,547,919	422,020,892

Operating income (loss)	130,697,800	(31,773,748)	(406,599,154)

Interest expense, net	19,932,015	16,317,869	12,490,260
Loss on warrant liability	1,608,973	—	—
Other (income) expense	(668,930)	399,182	559,299
Income (loss) before taxes	109,825,742	(48,490,799)	(419,648,713)

Income tax (benefit) expense	15,020,258	(5,067,084)	13,090,905

Net income (loss)	94,805,484	(43,423,715)	(432,739,618)

Less: net income (loss) attributable to noncontrolling interests	42,709,444	2,362,899	(7,959,172)

Net income (loss) attributable to Nutex Health Inc.	$52,096,040	$(45,786,614)	$(424,780,446)

Earnings (loss) per common share
Basic	$10.23	$(10.39)	$(100.36)
Diluted	$9.69	$(10.39)	$(100.36)

NUTEX HEALTH INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2024	2023	2022
	(As restated)
Cash flows from operating activities:
Net income (loss)	$94,805,484	$(43,423,715)	$(432,739,618)
Adjustment to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	18,971,972	17,591,572	13,131,374
Impairment of assets	3,887,216	29,082,203	—
Impairment of goodwill	3,197,391	1,139,297	398,135,038
Derecognition of goodwill	453,017	—	—
Loss on warrant liability	1,608,973	—	—
Stock-based compensation expense	16,554,898	2,835,971	189,581
Rescission of warrant exercise expense	—	—	561,651
Deferred tax (benefit) expense	(13,132,990)	(5,707,323)	4,996,209
Debt accretion expense	1,042,663	1,209,981	1,952,829
Loss on lease termination	—	58,210	—
Non-cash lease expense	(381,035)	131,582	64,143
Changes in operating assets and liabilities:
Accounts receivable	(173,956,924)	(969,761)	56,622,133
Accounts receivable - related party	549,879	(3,613,885)	1,454,934
Inventories	540,770	142,701	(719,107)
Prepaid expenses and other current assets	(7,021,010)	(817,297)	(1,419,139)
Accounts payable	(8,682,179)	(4,715,101)	10,018,100
Accounts payable - related party	(2,037,059)	2,466,536	(329,155)
Accrued arbitration expenses	47,741,815	—	—
Accrued income tax expense	26,532,699	—	—
Accrued expenses and other current liabilities	12,478,227	5,845,481	(1,311,865)
Net cash from operating activities	23,153,807	1,256,452	50,607,108

Cash flows from investing activities:
Acquisitions of property and equipment	(2,303,897)	(9,496,832)	(14,632,414)
Purchase of restricted short-term investment	(2,940,796)	—	—
Acquired cash in reverse acquisition with Clinigence	—	—	12,716,228
Cash related to sale of business	(361,325)	—	—
Payments for acquisitions of businesses, net of cash acquired	—	(703,893)	—
Cash related to deconsolidation of Real Estate Entities	—	(1,039,157)	(2,421,212)
Net cash from investing activities	(5,606,018)	(11,239,882)	(4,337,398)

Cash flows from financing activities:
Proceeds from lines of credit	2,261,743	2,340,911	2,623,479
Proceeds from notes payable	7,014,999	16,952,905	815,881
Proceeds from convertible notes	—	4,909,864	—
Repayments of lines of credit	(2,079,390)	(1,592,714)	(72,055)
Repayments of notes payable	(9,969,391)	(16,479,512)	(7,237,094)
Repayments of finance leases	(4,628,083)	(3,484,683)	(1,721,224)
Proceeds from common stock issuance, net issuance costs	9,202,500	—	—
Rescission of warrant exercise	—	—	(588,042)

	Year ended December 31,
	2024	2023	2022
	(As restated)
Proceeds from exercise of warrants	2,373,336	—	4,119,141
Proceeds from exercise of options	—	—	644,974
Members' contributions	3,353,023	298,032	4,513,867
Members' distributions	(6,437,966)	(5,214,581)	(51,231,657)
Net cash from financing activities	1,090,771	(2,269,778)	(48,132,730)
Net change in cash and cash equivalents and restricted cash	18,638,560	(12,253,208)	(1,863,020)
Cash and cash equivalents and restricted cash - beginning of the year	22,002,056	34,255,264	36,118,284
Cash and cash equivalents and restricted cash - end of the year	$40,640,616	$22,002,056	$34,255,264

Non-GAAP Financial Measures (Unaudited)
EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA are used as a supplemental non-GAAP financial measure by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe EBITDA and Adjusted EBITDA are useful because it allows us to more effectively evaluate our operating performance.
We define EBITDA as net income (loss) attributable to Nutex Health Inc. plus interest expense, income taxes, depreciation and amortization.
We define Adjusted EBITDA as net income (loss) attributable to Nutex Health Inc. plus net interest expense, income taxes, depreciation and amortization, further adjusted for stock-based compensation, certain defined items of expense and any acquisition-related costs and impairments. Interest expense includes interest on lease liabilities, which is a component of total finance lease cost. A reconciliation of net income to Adjusted EBITDA is included below.
Adjusted EBITDA is not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies. Adjusted EBITDA follows:

	Year ended December 31,
	2024	2023	2022
Reconciliation of net income (loss) attributable to Nutex Health Inc. to Adjusted EBITDA:
Net income (loss) attributable to Nutex Health Inc.	$52,096,040	$(45,786,614)	$(424,780,446)
Depreciation and amortization	18,971,972	17,591,572	13,131,374
Interest expense, net	19,932,015	16,317,869	12,490,260
Income tax expense (benefit)	15,020,258	(5,067,084)	13,090,905
Allocation to noncontrolling interests	(7,176,312)	(5,546,263)	(4,837,514)
EBITDA	98,843,973	(22,490,520)	(390,905,421)
Facility closing costs	—	217,266	—
Acquisition costs	—	43,464	3,885,666
Loss on warrant liability	1,608,973	—	—
Stock-based compensation	16,554,898	2,835,971	189,581
Rescission of warrant exercise	—	—	1,243,059
Impairment of assets	3,887,216	29,082,203	—
Impairment of goodwill	3,197,391	1,139,297	398,135,038
Adjusted EBITDA	$124,092,451	$10,827,681	$12,547,923

	Three months ended December 31, 2024	Three months ended December 31, 2023
	Unaudited	Unaudited
Reconciliation of net income (loss) attributable to Nutex Health Inc. to Adjusted EBITDA:
Net income (loss) attributable to Nutex Health Inc.	$61,612,476	$(31,617,897)
Depreciation and amortization	5,280,488	4,682,724
Interest expense, net	5,052,081	4,236,553
Income tax expense (benefit)	9,152,183	(2,998,554)
Allocation to noncontrolling interests	(2,195,888)	(2,045,390)
EBITDA	78,901,340	(27,742,564)
Loss on warrant liability	536,264	—
Stock-based compensation	14,603,454	637,159
Impairment of assets	(11,640)	29,082,203
Impairment of goodwill	—	1,139,297
Adjusted EBITDA	$94,029,418	$3,116,095

About Nutex Health Inc.
Headquartered in Houston, Texas and founded in 2011, Nutex Health Inc. (NASDAQ: NUTX) is a healthcare management and operations company with two divisions: a Hospital Division and a Population Health Management Division.
The Hospital Division owns, develops and operates innovative health care models, including micro-hospitals, specialty hospitals, and hospital outpatient departments (HOPDs). This division owns and operates 24 facilities in 11 states.
The Population Health Management division owns and operates provider networks such as Independent Physician Associations (IPAs). Through our Management Services Organization (MSO), we provide management, administrative and other support services to our affiliated hospitals and physician groups.

Forward-Looking Statements
Certain statements and information included in this press release constitute “forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. When used in this press release, the words or phrases “will”, “will likely result,” “expected to,” “will continue,” “anticipated,” “estimate,” “projected,” “intend,” “goal,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, many of which are beyond the control of the Company. Such uncertainties and risks include, but are not limited to, our ability to successfully execute our growth strategy, changes in laws or regulations, including the interim final and final rules implemented under the No Surprises Act , economic conditions, dependence on management, dilution to stockholders, lack of capital, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth and demand for products and services of the Company, newly developing technologies, the Company’s ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition and the ability of the Company to obtain future financing. An extensive list of factors that can affect future results are discussed in the Annual Report on Form 10-K for the year ended December 31, 2024 under the heading “Risk Factors” in Part I, Item IA thereof, and other documents filed from time to time with the Securities and Exchange Commission. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release.
FOR ADDITIONAL INFORMATION:
Nutex Health, Inc.
Jennifer Rodriguez – Investor Relations
investors@nutexhealth.com
– Media Contact
jrodriguez@nutexhealth.com